Exhibit 4.27

EXECUTION VERSION

FOURTH AMENDMENT, dated as of June 4, 2007 (this “Amendment”), to the Amended and Restated Collateral Trust and Intercreditor Agreement dated as of June 27, 2001, as amended and restated as of May 28, 2003, as amended by the First Amendment dated as of September 22, 2004, as amended by the Second Amendment dated as of September 30, 2005 and as amended by the Third Amendment dated as of November 8, 2006 (as further amended, supplemented or otherwise modified from time to time, the “Collateral Trust and Intercreditor Agreement”), among RITE AID CORPORATION, a Delaware corporation (the “Borrower”), each SUBSIDIARY party thereto or which becomes a party thereto pursuant to Section 8.11 thereof (each such Subsidiary, individually, a “Subsidiary Guarantor”, and collectively, the “Subsidiary Guarantors”), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as collateral trustee for the holders from time to time of the Second Priority Debt Obligations, CITICORP NORTH AMERICA, INC., a Delaware corporation, as collateral processing agent for the Senior Secured Parties (in such capacity, the “Senior Collateral Agent”), BNY MIDWEST TRUST COMPANY, as trustee under the 8.125% Note Indenture and the 7.5% Note Indenture, and each other Second Priority Representative which becomes a party thereto pursuant to Section 8.12 thereof.

RECITALS

A.  Reference is made to the Senior Credit Agreement dated as of June 27, 2001, as amended and restated as of November 8, 2006 and as amended and restated as of June 4, 2007 (as further amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among the Borrower, the lenders party thereto, the Administrative Agent, the Senior Collateral Agent and Bank of America, N.A., as Syndication Agent.

B.  The Borrower has requested that certain provisions of the Collateral Trust and Intercreditor Agreement be modified as set forth in this Amendment, and the Senior Lenders, the Senior Collateral Agent and the Second Priority Instructing Group are willing to agree to such modifications as provided for in this Amendment.  The Senior Collateral Agent and the Second Priority Instructing Group hereby instruct the Second Priority Collateral Trustee to execute and deliver this Amendment.

AGREEMENTS

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used and not defined herein shall have the meanings given to them in the Senior Credit Agreement or the Collateral Trust and Intercreditor Agreement (including the Definitions Annex annexed thereto) as amended hereby.

SECTION 2.  Amendments. (a)  On the Effective Date (as defined below), the Definitions Annex referred to in Section 1.02 of the Collateral Trust and Intercreditor Agreement is hereby amended and restated in the form of the Definitions Annex attached as Exhibit A to this Amendment.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents to each of the Secured Parties, the Senior Collateral Agent and the Second Priority Instructing Group:

(a)  after giving effect to this Amendment, the representations and warranties set forth in Article III of the Senior Credit Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the Effective Date, except for such representations and warranties that expressly relate to an earlier date (which representations and warranties were true and correct in all material respects as of such earlier date).

(b)  after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Senior Credit Agreement; and

(c) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the first date (the “Effective Date”) on which the Senior Collateral Agent (or its counsel) shall have received counterparts hereof that, when taken together, bear the signatures of the Borrower, the Senior Collateral Agent and the Second Priority Instructing Group.

SECTION 5.  Effect of the Amendment.  (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend or otherwise affect the rights and remedies of, the Secured Parties, the Senior Collateral Agent or the Second Priority Instructing Group under the Collateral Trust and Intercreditor Agreement or any other Senior Loan Document or Second Priority Debt Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Trust and Intercreditor Agreement or any other Senior Loan Document or Second Priority Debt Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Trust and Intercreditor Agreement or any other Senior Loan Document or Second Priority Debt Document in similar or different circumstances.  This Amendment shall apply to and be effective only

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with respect to the matters expressly referred to herein.  After the Effective Date, any reference to the Collateral Trust and Intercreditor Agreement shall mean such Collateral Trust and Intercreditor Agreement, as modified hereby.

SECTION 6.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7.  Costs and Expenses.  The Borrower agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Senior Collateral Agent.

SECTION 8.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first written above.

RITE AID CORPORATION

by
/s/ Robert B. Sari
Name: Robert B. Sari
Title: Executive Vice President, Secretary and General Counsel

THE SUBSIDIARY GUARANTORS LISTED ON PART I OF SCHEDULE A HERETO,

by
/s/ Robert B. Sari
Name: Robert B. Sari
Title: Executive Vice President, Secretary and General Counsel

THRIFTY PAYLESS, INC., as a Subsidiary Guarantor

by
/s/ Robert B. Sari
Name: Robert B. Sari
Title: Executive Vice President, Secretary and General Counsel

CITICORP NORTH AMERICA, INC., as Senior Collateral Agent,

by
/s/ Jeffrey Nitz
Name: Jeffrey Nitz
Title: Director

THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor to, BNY MIDWEST TRUST COMPANY, as Trustee under the 8.125% Note Indenture and the 7.5% Note Indenture,

by
/s/ D.G. Donovan
Name: D.G. Donovan
Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee under the 2017 7.5% Note Indenture,

by
/s/ D.G. Donovan
Name: D.G. Donovan
Title: Vice President

WILMINGTON TRUST COMPANY, as Second Priority Collateral Trustee,

by
/s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Signer

SCHEDULE A

to Fourth Amendment to

Collateral Trust and Intercreditor Agreement

Subsidiary Guarantors

Part I

1.     112 Burleigh Avenue Norfolk, LLC

2.     1515 West State Street Boise, Idaho, LLC

3.     1740 Associates, L.L.C.

4.     3581 Carter Hill Road – Montgomery Corp.

5.     4042 Warrensville Center Road – Warrensville Ohio, Inc.

6.     5277 Associates, Inc.

7.     537 Elm Street Corp.

8.     5600 Superior Properties, Inc.

9.     657-659 Broad St. Corp.

10.   764 South Broadway- Geneva, Ohio, LLC

11.   Ann & Government Streets -  Mobile, Alabama, LLC

12.   Apex Drug Stores, Inc.

13.   Broadview and Wallings- Broadview Heights Ohio, Inc.

14.   Central Avenue and Main Street – Petal, MS, LLC

15.   Eagle Managed Care Corp.

16.   Eighth and Water Streets – Urichsville, Ohio, LLC

17.   England Street-Asheland Corporation

18.   Fairground, L.L.C.

19.   GDF, Inc.

20.   Gettysburg and Hoover-Dayton, Ohio, LLC

21.   Harco, Inc.

22.   K & B Alabama Corporation

23.   K & B Louisiana Corporation

24.   K & B Mississippi Corporation

25.   K & B Services, Incorporated

26.   K & B Tennessee Corporation

27.   K & B, Incorporated

28.   K & B Texas Corporation

29.   Keystone Centers, Inc.

30.   Lakehurst and Broadway Corporation

31.   Mayfield & Chillicothe Roads – Chesterland, LLC

32.   Munson & Andrews, LLC

33.   Name Rite, L.L.C.

34.   Northline & Dix – Toledo – Southgate, LLC

35.   Patton Drive and Navy Boulevard Property Corporation

36.   Paw Paw Lake Road & Paw Paw Avenue – Coloma, Michigan, LLC

37.   PDS-1 Michigan, Inc.

38.   Perry Distributors, Inc.

39.   Perry Drug Stores, Inc.

40.   Ram-Utica, Inc.

41.   RDS Detroit, Inc.

42.   Read’s Inc.

43.   Rite Aid Drug Palace, Inc.

44.   Rite Aid Hdqtrs. Corp.

45.   Rite Aid Hdqtrs. Funding, Inc.

46.   Rite Aid of Alabama, Inc.

47.   Rite Aid of Connecticut, Inc.

48.   Rite Aid of Delaware, Inc.

49.   Rite Aid of Florida, Inc.

50.   Rite Aid of Georgia, Inc.

51.   Rite Aid of Illinois, Inc.

52.   Rite Aid of Indiana, Inc.

53.   Rite Aid of Kentucky, Inc.

54.   Rite Aid of Maine, Inc.

55.   Rite Aid of Maryland, Inc.

56.   Rite Aid of Massachusetts, Inc.

57.   Rite Aid of Michigan, Inc.

58.   Rite Aid of New Hampshire, Inc.

59.   Rite Aid of New Jersey, Inc.

60.   Rite Aid of New York, Inc.

61.   Rite Aid of North Carolina, Inc.

62.   Rite Aid of Ohio, Inc.

63.   Rite Aid of Pennsylvania, Inc.

64.   Rite Aid of South Carolina, Inc.

65.   Rite Aid of Tennessee, Inc.

66.   Rite Aid of Vermont, Inc.

67.   Rite Aid of Virginia, Inc.

68.   Rite Aid of Washington, D.C., Inc.

69.   Rite Aid of West Virginia, Inc.

70.   Rite Aid Realty Corp.

71.   Rite Aid Rome Distribution Center, Inc.

72.   Rite Aid Services, L.L.C.

73.   Rite Aid Transport, Inc.

74.   Rite Fund, Inc.

75.   Rite Investments Corp.

76.   Rx Choice, Inc.

77.   Seven Mile and Evergreen – Detroit, LLC

78.   Silver Springs Road – Baltimore, Maryland/One, LLC

79.   Silver Springs Road – Baltimore, Maryland/Two, LLC

80.   State & Fortification Streets – Jackson, Mississippi, LLC

81.   State Street and Hill Road – Gerard, Ohio, LLC

82.   The Lane Drug Company

83.   Thrifty Corporation

84.   Tyler and Sanders Roads, Birmingham – Alabama, LLC

Part II

1.               Thrifty PayLess, Inc.